UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2022, Delcath Systems, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the requirement to maintain a minimum market value of listed securities of $35 million, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”) , because the market value of the Company’s common stock (the “Common Stock”) was below $35 million for 30 consecutive business days. The market value of the Common Stock is calculated based upon the most recent total shares outstanding multiplied by the closing bid price for a share of Common Stock each trading day. The Letter does not impact the listing of the Common Stock on the Nasdaq Capital Market at this time.

The Letter provided that in accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days from the date of the Notice, or until April 24, 2023, to regain compliance under the Market Value Standard. During this period, the Common Stock will continue to trade on the Nasdaq Capital Market. If at any time before April 24, 2023 the market value of the Common Stock closes at or above $35 million for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days), Nasdaq will provide written notification that the Company has achieved compliance under the Market Value Standard and the matter will be closed.

The Company intends to actively monitor the market value of its Common Stock and will evaluate available options to regain compliance with the Nasdaq continued listing standards, including the option to regain compliance by meeting the continued listing standard of a minimum stockholders’ equity of at least $2.5 million, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”). However, there can be no assurance that the Company will be able to regain compliance under either the Market Value Standard or the Equity Standard, or will otherwise be in compliance with other Nasdaq listing criteria. In the event the Company does not regain compliance by April 24, 2023, the Company may be eligible for an additional 180 calendar day compliance period to demonstrate compliance under the Market Value Standard. To qualify for the additional 180-day period, the Company will be required to meet the continued listing requirements for minimum closing bid price of the Common Stock and all other initial listing standards (with the exception of the Market Value Standard). If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company that the Common Stock is subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

While the Company is exercising diligent efforts to maintain the listing of the Common Stock on the Nasdaq Capital Market, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria.

The Company, by filing this Form 8-K, discloses its receipt of the Letter in accordance with Nasdaq Listing Rule 5810(b).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: October 28, 2022	By:	/s/ David Hoffman
		Name:	David Hoffman
		Title:	General Counsel, Chief Compliance Officer and Secretary